UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 24, 2015

Date of Report

(Date of earliest event reported)

THE RYLAND GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-08029	52-0849948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 Townsgate Road, Suite 200, Westlake Village, California 91361-3027
(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code: (805) 367-3800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective February 24, 2015, in accordance with Section7.07 of the Bylaws (the “Bylaws”) of The Ryland Group, Inc. (the “Company”), the Board of Directors approved an amendment to Section 2.03 of the Bylaws to remove the final sentence of Section 2.03 of the Bylaws of the Company, which currently states that, “No director shall stand for election upon reaching the age of 72,” and replace this sentence with the following sentence:  “No director shall stand for election upon reaching the age of 74 by the date of the meeting of stockholders at which his/her nomination will be considered by stockholders.”

Item 7.01                                           Regulation FD Disclosure.

In connection with the amendment of the Company’s Bylaws described in Item 5.03 of this Form 8-K, the Board of Directors also amended the Company’s Guidelines on Significant Corporate Governance Issues to adopt a revised director retirement policy.  This revision to the Guidelines reads as follows:

1.7                               Retirement Age.  Upon reaching the age of 72, a director may stand for election for a maximum of two additional one-year terms upon the approval and nomination annually of each one-year term by the Nominating and Governance Committee.  This consideration of each of the two individual one-year terms after reaching the age of 72 shall occur annually by the Nominating and Governance Committee at the meeting where it considers and proposes for election the slate of nominees as directors for action at the Annual Meeting of Stockholders.  No director shall stand for election if he/she has attained the age of 74 by the date of the meeting of stockholders at which his/her nomination will be considered by stockholders.

The Company’s Guidelines on Significant Corporate Governance Issues are posted on the Company’s website.

Item 9.01                                           Financial Statements and Exhibits

(d)  Exhibits

3.1                    Amendment of Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RYLAND GROUP, INC.

Date: February 24, 2015	By:	/s/ Timothy J. Geckle
Timothy J. Geckle
Senior Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit 3.1                                     Amendment of Bylaws